UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter Bloch from the Board of Directors

Effective as of March 14, 2018, Peter Bloch, a member of the Board of Directors (the “Board”) of Bionik Laboratories Corp. (the “Company”), resigned from the Board. Mr. Bloch’s departure is not related to any disagreement with the Company’s accounting or operating policies or practices.

Appointment of new members to the Board of Directors

On March 19, 2018, the Board appointed Peter G. Malone, age 67, to fill the vacancy on the Board resulting from Mr. Bloch’s resignation.

Mr. Malone serves as the Chairman of fluidOil Limited, an oil services technology company, since September 2015. Mr. Malone also serves as the Chairman and non-executive trustee of Aberdeen Asia-Pacific Income Fund, a U.S. closed-end mutual fund, since 2001, and as a director of Crescent Pharma OTC Limited, a generic pharmaceutical provider, since March 2007. From September 2015 to December 2015, Mr. Malone served as a director of Rejuvenan New York, a healthcare software company. From 1999 to October 2014, Mr. Malone served as the Chairman of Ultrasis PLC, a healthcare software services company. A Scottish lawyer by profession, Mr. Malone was previously a member of Parliament in the U.K. from 1983 to 1997, and served as Minister of State for Health in John Major’s government from 1994 to 1997.

Mr. Malone will receive annual compensation in the aggregate amount of $50,000 for his services as a director and any Board committees he may serve on from time to time. In addition, the Board, in its sole discretion, may grant to Mr. Malone an annual award of shares of the Company’s common stock, which award shall be based upon performance criteria established by the Board, such as number of Board meetings attended and complexity of tasks undertaken, and which shall be subject to any vesting requirements as established by the Board.

There is no arrangement or understanding between Mr. Malone and any other persons pursuant to which Mr. Malone was elected as a director. The Company believes that Mr. Malone is qualified as a Board member of the Company because of his experience with healthcare delivery systems and financial services.

On March 19, 2018, the Board also appointed Joseph Martin, age 70, to fill the remaining vacancy on the Board.

Mr. Martin serves as the Chairman of Brooks Automation, a global provider of automation, vacuum and instrumentation solutions, since September 2001. Mr. Martin also serves as a director of Collectors Universe, Inc., a third-party grading and authentication service for high-value collectibles, since December 2013, and as a director of Allegro Microsystems, a manufacturer of high-performance semiconductors for the automotive, green energy and consumer electronics markets, since November 2017. From May 2004 to July 2017, Mr. Martin served as a director of Soitec, Inc., a manufacturer of innovative semiconductor materials.

Mr. Martin will receive annual compensation in the aggregate amount of $50,000 for his services as a director and any Board committees he may serve on from time to time. In addition, the Board, in its sole discretion, may grant to Mr. Martin an annual award of shares of the Company’s common stock, which award shall be based upon performance criteria established by the Board, such as number of Board meetings attended and complexity of tasks undertaken, and which shall be subject to any vesting requirements as established by the Board.

There is no arrangement or understanding between Mr. Martin and any other persons pursuant to which Mr. Martin was elected as a director. The Company believes that Mr. Martin is qualified as a Board member of the Company because of his business and governance experience, as well as his global expertise in the healthcare, high-tech and financial services industries.

Item 8.01	Other Events

The Company issued a press release on March 20, 2018 announcing the appointments of Messrs. Malone and Martin to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer